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                                                                    Exhibit 10.9

                       FULLY DISCLOSED CLEARING AGREEMENT

                                       OF

                                PERSHING DIVISION

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION



THIS AGREEMENT is made and entered into as of the March 16, 1999, by and between the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation ("Pershing"), a Delaware Corporation, and The Chapman Company ("Broker"), a Delaware Corporation.

1.0  APPROVAL

             This Agreement shall be subject to approval by the New York Stock Exchange, Inc. ("NYSE") and by any other self-regulatory organization vested with the authority to review or approve it. Pershing shall submit this Agreement to the NYSE and Broker shall submit the Agreement to any other such organization from which Broker is required to obtain approval. In the event of disapproval, the parties shall bargain in good faith to achieve the requisite approval.

2.0  AGREEMENT

             From the opening of business on the later of March 16, 1999, or the effectiveness of the registration of Broker with the NASD, until the termination of this Agreement as provided for in Paragraph 21 hereof, Pershing shall carry the cash and margin accounts of the customers of Broker introduced by Broker to Pershing, and accepted by Pershing, and shall clear transactions on a fully disclosed basis for such accounts, in the manner and to the extent set forth in this Agreement.

3.0  ALLOCATION OF RESPONSIBILITY

3.1  RESPONSIBILITIES OF THE PARTIES.

             Pursuant to NYSE Rule 382, responsibility for compliance with all applicable laws, rules, and regulations of the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), the NYSE, and any other regulatory or self-regulatory agency or organization shall be allocated between Pershing and Broker as set forth in this Agreement. To the extent that a particular function is allocated to one party under this Agreement, the other party shall supply that party with information in its possession pertinent to the proper performance and supervision of that function.


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3.2.  RELATIONSHIP WITH CUSTOMERS.

             Except as provided in Paragraph 26.11 of this Agreement, all customers receiving services pursuant to this Agreement shall remain customers of Broker. Pershing shall provide services under this Agreement to Broker only to the extent explicitly required by specific provisions contained in this Agreement and shall not be responsible for any duties or obligations not specifically allocated to Pershing pursuant to this Agreement. Broker shall enter into appropriate contractual arrangements with customers on its own behalf, and such agreements shall make Broker, and not Pershing, responsible to customers for the provision of services. Broker shall not be deemed to be an agent of Pershing for any purpose, except to the limited extent expressly set forth in paragraph 9.1.8 of this Agreement, nor shall Pershing be deemed to have a fiduciary relationship with any of Broker's customers. Broker acknowledges that Pershing does not control the business or operations of Broker.

4.0  REPRESENTATIONS AND WARRANTIES

4.1. BROKER. Broker represents and warrants that:

4.1.1 CORPORATION DULY ORGANIZED. Broker is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

4.1.2 REGISTRATION. Broker is duly registered and in good standing as a broker dealer with the SEC and is a member firm in good standing of the NASD.

4.1.3 AUTHORITY TO ENTER AGREEMENT. Broker has all requisite authority, whether arising under applicable federal or state law or the rules and regulations of any regulatory or self-regulatory organization to which Broker is subject, to enter into this Agreement and to retain the services of Pershing in accordance with the terms of this Agreement.

4.1.4 SUBSTANTIAL COMPLIANCE WITH RULES AND REGULATIONS. Broker and each of its employees is in substantial compliance with, and during the term of this Agreement shall remain in substantial compliance with, the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Broker is a member, of the SEC, and of every state to the extent that Broker or any of its employees is subject to the jurisdiction of that state.

4.1.5 NO PENDING ACTION, SUIT, INVESTIGATION OR INQUIRY. Broker has disclosed to Pershing every action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting Broker, any of its affiliates, or any officer, director, or general securities principal or financial and operations principal of Broker, or their respective property or assets, by or before any court or other tribunal, any arbitrator, any governmental authority, or any self-regulatory organization of which any of them is a member. Broker shall notify Pershing promptly, but in any event within three business



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days, of the initiation of any such action, suit, investigation, inquiry, or proceeding that may have a material impact on the capital of Broker.

4.2 PERSHING. Pershing represents and warrants that:

4.2.1 CORPORATION DULY ORGANIZED. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

4.2.2 REGISTRATION. DLJ is duly registered and in good standing as a broker dealer with the SEC and is a member firm in good standing of the NYSE and the NASD.

4.2.3 AUTHORITY TO ENTER AGREEMENT. DLJ has all requisite authority, whether arising under applicable federal or state law, or the rules and regulations of any regulatory or self-regulatory organization to which DLJ is subject, to enter into this Agreement and provide services in accordance with the terms of this Agreement.

4.2.4 COMPLIANCE WITH REGISTRATION. Pershing and each of its employees is in substantial compliance with, and during the term of this Agreement shall remain in substantial compliance with the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Pershing is a member, of the SEC, and every state.

5.0  ESTABLISHING AND ACCEPTING NEW ACCOUNTS

5.1 ACCEPTANCE OF NEW ACCOUNTS. Broker shall be responsible for opening and approving new accounts.

5.2 MAINTENANCE OF ACCOUNT INFORMATION. Pershing may rely without inquiry on the validity of all customer information furnished to it by Broker.

5.3 PERSHING OPERATIONS MANUAL. Broker acknowledges receipt and familiarity with the Pershing "Customer Reference Guide" and agrees to familiarize itself with any modifications or supplements to such guide that may be issued from time to time.

6.0  SUPERVISION OF ORDERS AND ACCOUNTS

6.1 RESPONSIBILITY FOR COMPLIANCE. Broker shall be solely responsible for compliance with Suitability, "Know Your Customer" rules and other requirements of federal and state law and regulatory and self-regulatory rules and regulations governing transactions and accounts. Possession by Pershing of surveillance records, exception reports, or other similar data shall not obligate Pershing to establish procedures for dealing with such material or to review or be aware of their contents. Pershing shall not be required to make any investigation into the facts surrounding any transaction that it may execute or clear for Broker or any customer of Broker.



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6.2 COMPLIANCE PROCEDURES. Broker agrees to diligently supervise compliance with all applicable laws, rules, and regulations of the SEC, NASD, NYSE, and any other regulatory or self-regulatory agency or organization having jurisdiction over Broker through the use of a compliance manual or other written procedures. Broker shall review transactions and accounts to assure compliance with prohibitions against manipulative practices and insider trading and other requirements of federal and state law and applicable regulatory and self-regulatory rules and regulations to which Broker or its customer are subject. Without limiting the above, Broker shall be responsible for compliance with the supervisory requirements in Section 15(b)(4) of the Securities Exchange Act of 1934, as amended, NASD Rule 3010, NYSE Rules 342, 431 and 351, and similar rules adopted by any other regulatory or self-regulatory agency or organization, to the extent applicable.

6.3 KNOWLEDGE OF CUSTOMER'S FINANCIAL RESOURCES AND INVESTMENT OBJECTIVES. Broker shall comply with Rule 405(l) of the NYSE or comparable requirements of similar rules of any other self-regulatory organization to which Broker is subject. Broker shall obtain all essential facts relating to each customer, each cash and margin account, each order, and each person holding a power of attorney over any account, in order to assess the suitability of transactions when required by applicable rules, the authenticity of orders, signatures, endorsements, certificates, or other documentation, and the frequency of trading. Broker warrants that, to the best of its knowledge, it will not open or maintain accounts for persons who are minors or who are otherwise legally incompetent and that it will comply with NYSE Rule 407 and other laws, rules, or regulations that govern the manner and circumstances in which accounts may be opened or transactions authorized.

6.4 FURNISHING OF INVESTMENT ADVICE. Broker shall be solely responsible for any recommendation or advice it may offer to its customers.

6.5 DISCRETIONARY ACCOUNTS. Broker shall be solely responsible for obtaining customer approval for and supervising discretionary accounts.

6.6 OPTION ACCOUNTS. Before engaging in option trading for any customer, Broker shall deliver to the customer a current disclosure statement of the Options Clearing Corporation and any effective supplements. Broker shall obtain the required signatures on all option agreements, shall obtain proper approval of the opening of all option accounts and shall otherwise comply with all applicable laws, rules and regulations relating to options accounts and option trading. Broker shall deliver to Pershing a copy of a signed option agreement for each customer approved by it for options trading in a form acceptable to Pershing.

6.7 ACCOUNTS OF EMPLOYEES OF MEMBER ORGANIZATIONS, SELF-REGULATORY ORGANIZATIONS, AND FINANCIAL INSTITUTIONS. Broker shall give required notices and obtain required approvals of employers in each case in which a customer is an employee of a broker-dealer, a self-regulatory organization, or a financial institution.



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7.0  EXTENSION OF CREDIT

 7.1 PRESUMPTION OF CASH ACCOUNT. Pershing may, but is not required to, permit customers of Broker to purchase securities on margin, but all transactions for a customer will be deemed to be cash transactions, and payment for those transactions will be required in the manner applicable to cash transactions, unless, on or prior to settlement, Broker has furnished Pershing with a properly executed and binding customer margin agreement and consent to loan of securities in a form acceptable to Pershing.

 7.2 MARGIN REQUIREMENTS. All margin accounts introduced by Broker shall be subject to Pershing's margin requirements as in effect from time to time. Pershing reserves the right (but shall not be obligated) to refuse to accept any transaction in a margin account or group of accounts without the actual receipt of the necessary margin and to impose a higher margin requirement for a particular account when, in Pershing's discretion, the past history or nature of the account or other factors or the securities held in it warrant such action. In all instances, Broker shall be responsible for determining the amount of credit suitable for every account and may require higher margin than imposed by Pershing for any particular account, group of accounts, or all accounts introduced by Broker to Pershing.

7.3 MARGIN MAINTENANCE AND COMPLIANCE WITH REGULATION T AND SEC RULE 15c3-3(m).

7.3.1 INITIAL MARGIN. Broker shall be responsible for the initial margin requirement for any transaction until such initial margin has been received by Pershing in acceptable form.

7.3.2 MARGIN CALLS. After the initial margin for a transaction has been received, subsequent margin calls may be made by Pershing at its discretion. Pershing shall calculate the maintenance requirement and notify Broker of any amounts due. Broker shall be responsible for issuing the margin call to its customer and obtaining the amount due directly from Broker's customer. If Broker fails to take the appropriate action, Pershing reserves the right to collect the amount due directly from Broker's customer. Broker agrees to cooperate with Pershing in complying with and obtaining margin in response to such calls. If any customer fails to meet a maintenance call, Broker shall be liable to Pershing for any loss or damage it may incur unless the Broker establishes that the loss or damage was directly attributable to Pershing's failure to give proper and timely notification to Broker or customer.

7.3.3 ACTIONS UPON FAILURE TO MEET MARGIN CALLS OR DELIVER SECURITIES. In the event that satisfactory margin is not provided within the time specified by Pershing, or securities sold are not delivered as required, Pershing may take such actions as Pershing deems appropriate, including but not limited to the sale or purchase of securities in connection with the account. Broker shall cooperate with Pershing by entering appropriate orders to buy-in or sell-out securities in any such instance. Compliance with a request to withhold



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action shall not be deemed a waiver by Pershing of any of its rights under this
Agreement, including but not limited to the right to close out a contract or position if in Pershing's judgment changing conditions render such action advisable, with or without prior notification to customer or Broker.

7.4 CHARGING OF INTEREST AND DISCLOSURES PURSUANT TO RULE 10b-16. Interest charged with respect to debit balances in customers' accounts shall be determined in accordance with the fully disclosed pricing schedule attached to this Agreement. Broker shall send each margin customer a written disclosure statement, in a form acceptable to Pershing, at the time of the opening of a margin account as required by SEC Rule 10b-16.

7.5 UNSECURED DEBITS OR UNSECURED SHORT POSITIONS. Pershing shall charge against the account of Broker an amount equal to the value of any unsecured debit or short position (on a "mark to market" basis) in a customer account if that position has not been promptly resolved by payment or delivery. Any remaining debit shall be charged against Broker's Deposit Account and be considered a claim against Broker pursuant to Paragraph 19 of this Agreement.

  8.0  MAINTENANCE OF BOOKS AND RECORDS

8.1 STOCK RECORDS. Pershing shall maintain stock records and other prescribed books and records of all transactions executed or cleared through it in accordance with generally accepted practices in the securities industry.

8.2 REGULATORY REPORTS AND RECORDS. Broker shall prepare, submit, and maintain copies of all reports, records, and regulatory filings required of Broker by any entity that regulates it, including, but not limited to, copies of all account agreements and similar documentation obtained pursuant to paragraph 5.0 of this Agreement and any reports and records required to be made or kept under the Currency and Foreign Transactions Reporting Act of 1970, the Money Laundering Act of 1986, and any rules and regulations promulgated pursuant thereto. To the extent that Pershing is required to prepare or submit any reports or records by any entity that regulates it, Broker shall cooperate in providing Pershing with any information needed in order to prepare such reports or records.

8.3 AUDIOTAPING OF TELEPHONE CONVERSATIONS. Broker understands that for quality control, dispute resolution or other business purposes, Pershing records some or all telephone conversations between Broker and Pershing. Broker hereby consents to such recording and will inform its employees, representatives and agents of this practice. It is further understood that all such conversations are deemed to be solely for business purposes.



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9.0 RECEIPT AND DELIVERY OF FUNDS AND SECURITIES

9.1 RECEIPT AND DELIVERY OF FUNDS AND SECURITIES.

9.1.1 CASHIERING FUNCTIONS. Pershing shall perform normal and reasonable cashiering functions for customer accounts introduced by Broker. These functions shall include receipt and delivery of securities purchased, sold, borrowed, and loaned; receipt and payment of funds owed by or to customers; and provision of custody for securities and funds. Broker shall provide Pershing with the basic data and documents that are necessary or appropriate to permit Pershing to perform its obligations under this Paragraph, including but not limited to copies of records documenting receipt of customers' funds and securities received directly by Broker. Such data and documents must be compatible with the requirements of Pershing's data processing systems.

9.1.2 PURCHASES. Broker shall be responsible for purchases made for customers until actual and complete payment has been received by Pershing. When payment is tendered to Pershing in the form of a check, Broker shall remain responsible until the check has been paid and the proceeds actually received and finally credited to Pershing (without any subsequent chargeback) by its bank. Pershing shall use due diligence in depositing any checks that it receives directly from customers of Broker.

9.1.3 SALES. Broker shall be responsible for sales until Pershing has received, in acceptable form, the securities involved in a transaction. If Pershing does not receive delivery of securities in an acceptable form, Pershing may buy-in all or part of the securities for the accounts of the customer of Broker or Broker.

9.1.4 WHEN ISSUED AND DELAYED DELIVERY TRANSACTIONS. In the case of the purchase or sale of securities on a "when issued" basis, and in the case of a purchase or sale where distribution or delivery is otherwise delayed (except pursuant to a margin agreement), Broker shall remain responsible, as set forth in this Agreement, until necessary and satisfactory payment of funds or delivery of securities, as required by the margin rules, has been received by Pershing.

9.1.5 FUNDS AND SECURITIES RECEIVED BY BROKER. Broker shall promptly deposit with Pershing funds or securities received by Broker from its customers, together with such information as may be relevant or necessary to enable Pershing to record such remittances and receipts in the respective customer accounts.

9.1.6 FAILURE TO SETTLE OR PAY. In the event of a failure to timely deposit required funds or securities, Pershing may take appropriate remedial action. Without waiving or otherwise limiting its right to take other remedial action, Pershing may at its option charge interest at rates as agreed in Schedule A to this Agreement. Broker may pass such charges on to its customers but Broker remains responsible therefor until actually paid.



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9.1.7 SETTLEMENT AND DELIVERY. Broker shall obtain each customer's agreement to accept partial deliveries and to abide by other clearance arrangements as may be directed by any exchange or association. With respect to any settlements which involve the drafting of securities, draft charges, including interest expense, will be borne by Broker.

9.1.8 CHECK WRITING AUTHORITY. Pershing may, but is not required to, authorize certain of Broker's employees to sign checks to Broker's customers for amounts due to, and requested by them, with respect to their accounts. Broker shall designate in writing the names of any employees it wishes to receive the authorization described in this subparagraph. All checks must be signed by two employees who have received authorization from Pershing. No check or checks totaling more than $100,000 shall be provided to any customer by Broker on the same business day. All expenses incurred in connection with the issuance of checks under the authority described in this subparagraph shall be charged to Broker. Broker remains responsible for the disbursement and delivery of such checks to its customers. Any lien on the customer's property granted by the customer to Broker or Pershing shall extend to any funds which may be segregated in a separate account in connection with the exercise of the authority described in this subparagraph.

9.2. TRANSFER OF SECURITIES AND ACCOUNTS. Upon receiving written or oral instructions from Broker, or written instructions from a customer, Pershing shall make reasonable efforts to effectuate such transfers of securities or accounts as may be requested. Whenever practicable, Pershing shall first notify the Broker before acting on a customer's written request.

9.3 RESTRICTED AND CONTROL STOCK REQUIREMENTS. Broker shall be responsible for determining whether any securities held in Broker's or its customer accounts are restricted or control securities as defined by applicable laws, rules, or regulations. Broker is responsible for assuring that orders executed for such securities comply with such laws, rules, and regulations.

9.4 PAYMENT OF DIVIDENDS AND HANDLING OF EXCHANGE OR TENDER OFFERS, RIGHTS, WARRANTS AND REDEMPTIONS. Whenever Pershing has been instructed to retain custody of the securities in any account, Pershing may hold the securities in the customer's name, the name of Pershing or its nominee, or in the names of nominees of any depository used by Pershing. Pershing shall perform the services required in connection with holding the securities in custody in each account, including (1) collection and payment of dividends and interest; (2) transmittal and handling (through Broker) of tenders or exchanges pursuant to tender offers and exchange offers; (3) transmittal of proxy materials and other shareholder communications if Pershing is appropriately compensated; and (4) handling of exercises or expirations of rights, options, warrants and redemptions.

9.5 COD-ORDERS. Broker shall not introduce any retail or individual accounts requiring settlement on a "delivery versus payment" or "receive versus payment" basis without the prior written approval of Pershing. If such approval has been given, Broker shall arrange



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for timely settlement of all such transactions. Broker shall be responsible for complying with the requirements of NYSE Rule 387 with respect to those transactions, except that Pershing shall be responsible for delivering confirmations pursuant to NYSE Rule 387.

10.0  SAFEGUARDING OF FUNDS AND SECURITIES

         Except as otherwise provided in this Agreement, Pershing shall be responsible for the safekeeping of all money and securities received by it pursuant to this Agreement. However, Pershing will not be responsible for any funds or securities delivered by a customer to Broker until such funds or securities are actually received by Pershing or deposited in bank accounts maintained by Pershing.

11.0  CONFIRMATIONS AND STATEMENTS

11.1 PREPARATION AND TRANSMISSION OF CONFIRMATIONS AND STATEMENTS. Pershing shall prepare confirmations and summary periodic statements and shall, to the extent required, transmit them to customers and Broker in a timely fashion except to the extent Broker has agreed to transmit confirmations to customers. Confirmations and statements shall be prepared on forms disclosing that the account is carried on a fully disclosed basis for the Broker in accordance with applicable rules, regulations and interpretations. Broker will have the ultimate regulatory responsibility for compliance with the prospectus delivery requirements of the Securities Act of 1933, as amended, regardless of its retention of a prospectus fulfillment service to perform delivery of same.

11.2 EXAMINATION AND NOTIFICATION OF ERRORS. Broker shall examine promptly all confirmations, statements, and other reports provided to Broker by Pershing. Broker must promptly notify Pershing of any error claimed by Broker in any account. If Broker fails to notify Pershing promptly of any error the existence of which was, or should reasonably have been, discoverable by review of confirmations, statements, and reports provided to Broker by Pershing, Broker shall be deemed to have waived its right to make any claim against Pershing with respect to such error.

12.0  ACCEPTANCE AND EXECUTION OF TRANSACTIONS

12.1 RESPONSIBILITY TO ACCEPT OR REJECT TRADES. Pershing shall execute transactions in customers' accounts and release or deposit money or securities to or for accounts only upon Broker's instructions. Pershing reserves the right to accept written or oral transaction orders from Broker's customers in circumstances where it determines that the customers are unable to execute those transactions through Broker. Notwithstanding any instructions to the contrary, Pershing may, after giving reasonable notice, (i) refuse to confirm a transaction or cancel a confirmation, (ii) reject a delivery or receipt of securities or money, (iii) refuse to clear a trade executed by Broker, or (iv) refuse to execute a trade for the account of a customer or Broker.



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12.2 RESPONSIBILITY FOR ERRORS IN EXECUTION. Broker shall be responsible for transmission to Pershing of all customer orders and for any errors in the Broker's recording or transmission of such orders. Pershing shall be responsible for any errors it might make in the further transmission and execution of such orders after their receipt, in proper and complete form, from Broker.

12.3 SETTLEMENT OF CONTRACTS AND TRANSACTION. Unless otherwise agreed in writing, Pershing shall have no obligation to settle contracts and transactions in securities (i) between Broker and other brokers and dealers, (ii) between Broker and its customers and (iii) between Broker and third persons.

13.0  OTHER OBLIGATIONS AND RESPONSIBILITIES OF BROKER

13.1 OTHER CLEARING AGREEMENTS. During the term of this Agreement, Broker shall not enter into any other similar agreement or obtain the services contemplated by this Agreement from any other party or supply the services contemplated by the Agreement without the prior written approval of Pershing.

13.2 DISCIPLINARY ACTION, SUSPENSION, OR RESTRICTION. If Broker becomes subject to disciplinary action, suspension, or restriction by a federal or state agency, stock exchange, or regulatory or self-regulatory organization having jurisdiction over Broker or Broker's securities or commodities business, Broker shall notify Pershing immediately, orally and in writing, and provide Pershing a copy of any decision relating to such action, suspension, or restriction. Broker shall reimburse Pershing for the fees and expenses associated with any legal advice Pershing may seek with respect to the effect of such action, suspension, or restriction on the rights and obligations of Pershing under this Agreement.. Pershing may take any action it reasonably deems to be necessary (i) to assure that it will continue to comply with all applicable legal, regulatory, and self-regulatory requirements, notwithstanding such action, suspension, or restriction, and (ii) to comply with any requests, directives, or demands made upon Pershing by any such federal or state agency, stock exchange, or regulatory or self-regulatory organization.

13.3 PROVISION OF FINANCIAL INFORMATION. Broker shall furnish Pershing copies of FOCUS Reports, financial statements for the current fiscal year, the executed Forms X-17a-5 (Parts I and IIA) filed with the SEC, any amendments to Broker's Form BD, and any other regulatory or financial reports Pershing may from time to time require. Broker shall provide such reports to Pershing at the time Broker files such reports with its primary examining authority. Broker shall also notify Pershing in advance of withdrawals of more than 10% of its net capital.

13.4 FIDELITY BOND. Broker shall maintain throughout the term of this Agreement fidelity insurance coverage in at least the minimum amount required under NASD rules.



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Pershing may require that Broker obtain additional fidelity insurance coverage if it reasonably determines that such coverage is necessary to assure Broker's performance of its obligations under this Agreement.

13.5 EXECUTING BROKERS. If Broker wishes to act as an "Executing Broker" as such term is understood in that certain letter dated January 25, 1994 from the Division of Market Regulation of the Securities and Exchange Commission, as the same may be amended, modified or supplemented from time to time (the "No-Action Letter") then all terms herein shall have the same meaning as ascribed thereto either in the Agreement or in the No-Action Letter as the sense thereof shall require. Broker may, from time to time, execute trades (either directly or through Pershing) for Prime Brokerage Accounts in compliance with the requirements of the No-Action Letter. (The No-Action Letter requires, INTER ALIA that a contract be executed between Pershing and Prime Broker, and between Broker and Prime Brokerage Customer prior to the transaction of any business hereunder). Broker shall promptly notify Pershing, but in no event later than 5:00 p.m. New York time of trade date in a mutually acceptable fashion, of such trades in sufficient detail for Pershing to be able to report and transfer any trade executed by Broker on behalf of a Prime Brokerage Account to the relevant Prime Broker. Broker understands and agrees that if Prime Broker shall disaffirm or "dk" any trade executed by Broker on behalf of a Prime Brokerage Account; Broker shall open an account for such Prime Brokerage Account in its range of accounts and shall transfer or deliver the trade to such account at the risk and expense of Broker to the same extent as for any account introduced by Broker pursuant to the Agreement. Broker understands and agrees that all Prime Brokerage Accounts shall be conducted in accordance with the requirements of the No-Action Letter and any relevant agreement between Broker and a Prime Brokerage Customer, or between Pershing and relevant Prime Broker. Broker further agrees to supply Pershing with such documents, papers and things, which from time to time are reasonably required by Pershing to carry out the intention of this Paragraph. Broker agrees that it shall know its customer, obtain appropriate documentation, including new account form, conduct its own credit check and determine the availability of shares for any short sales. Broker shall maintain facilities to clear any disaffirmed trades.

14.0  OTHER OBLIGATIONS AND RESPONSIBILITIES OF PERSHING

14.1 USE OF THIRD PARTY SERVICES. Pershing may, at its reasonable option, and consistent with common industry practice, retain one or more independent data processing or other service bureaus to perform functions (including, but not necessarily limited to pricing services or proxy mailing services) superfluous assigned to Pershing under this Agreement. If any such service bureau fails to perform an assigned function accurately, in accordance with specifications, or within the customary time periods, Pershing shall cause the service bureau to correct any error in its next regularly scheduled processing operation and to deliver any overdue work as soon as reasonably practicable. Except as stated in this subparagraph, Pershing shall not be responsible for any losses, damages, liability, or expenses claimed by Broker or its customers arising from any such failure



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beyond the amount of such losses, damages or expense which Pershing is able to recover pursuant to the terms of its agreement with such service bureau.

14.2 BACKUP WITHHOLDING. Broker hereby agrees to take necessary measures to comply with the backup withholding requirements of Section 3406 and the nonresident alien withholding requirements of Section 1441 of the Internal Revenue Code of 1986, as amended, with respect to its customer accounts. Broker agrees to furnish to Pershing in writing or by electronic transmission any tax information in its possession relating to each customer account transferred to Pershing and to each future customer (including the customer's taxpayer identification number and any certifications provided by the customer on IRS Forms W-9, W-8, or 1001 or any authorized substitute) and agrees that Pershing may rely on such information. Pershing agrees to notify Broker of any account not in compliance with such back-up withholding requirements. Broker hereby authorizes Pershing to employ any procedures permitted under applicable law or regulation to achieve compliance with withholding obligations under the federal income tax law, including procedures pertaining to backup withholding on orders to purchase or sell securities which are received from customers by telephone or electronic transmission.

15.0  SERVICES FOR WHICH PERSHING IS NOT RESPONSIBLE

         Unless otherwise expressly agreed in writing, Pershing shall not provide nor be responsible for providing any of the following services:

15.1 Accounting, bookkeeping, record-keeping, cashiering, or other services involving commodity transactions, or any other transactions not involving securities; or any matter not contemplated by the Agreement.

 15.2 Preparation of Broker's payroll records, financial statements, or any analysis thereof.

15.3 Preparation or issuance of checks in payment of Broker's expenses, other than expenses incurred by Pershing on behalf of Broker pursuant to this Agreement.

15.4 Payment of commissions to Broker's sales personnel.

16.0  LIABILITY OF PERSHING

16.1 PERSHING INDEMNIFICATION. In addition to any other obligations it may possess under other provisions of this Agreement, Pershing shall indemnify, defend, and hold harmless Broker from and against all claims, demands, proceedings, suits, actions, liabilities, expenses, attorney's fees, and costs in connection therewith arising out of any reckless, dishonest, fraudulent, or criminal act or omission on the part of any of its officers or employees with respect to the services provided by Pershing under this Agreement. Notwithstanding the foregoing, Pershing shall have no liability to any of Broker's customers for any loss suffered by any customer. Pershing's liability will be only to Broker and then only to the extent expressly set forth in this Agreement.

16.2 DEFENSE OF THIRD PARTY CLAIMS. If, within 10 days after receiving written notice of any claim, demand, suit, proceeding, or action with respect to which Broker may have any colorable claims to indemnification under this Agreement, Pershing shall fail to institute the defense of Broker in connection with such claim, demand, suit, proceeding, or action, or if thereafter Pershing shall fail diligently to pursue such defense, Broker shall have the right to defend such action or settle such action. The reasonable costs and expenses, including attorney's fees, associated with such a defense or settlement shall be borne by Pershing. The exercise of the right to participate in or assume the responsibility for any such defense shall not limit in any way Broker's right to indemnification under this Paragraph.

16.3 DAMAGES. Pershing shall not be liable for special, indirect, incidental, consequential or punitive damages which Broker, a customer of Broker, or any other third party may incur or experience, whether such damages are incurred or experienced as a result of entering into or relying on this Agreement or otherwise, even if Pershing has been advised of the possibility of such damages. Broker and Pershing each agree not to assist any claim for punitive damages against the other.

16.4 PERSHING RIGHT TO COMPETE. Nothing in this Agreement shall be deemed to restrict in any way the right of Pershing or any affiliate of Pershing to compete with Broker in any or all aspects of Broker's business.

17.0  LIABILITY OF BROKER

17.1 BROKER INDEMNIFICATION. In addition to any other obligations it may possess under other provisions of this Agreement, Broker shall indemnify, defend, and hold harmless Pershing, and any controlling person of Pershing, from and against all claims, demands, proceedings, suits, and actions and all liabilities, expenses, attorney's fees (including fees and costs incurred in enforcing its right to indemnification), and costs in connection therewith arising out of one or more of Broker's or any of its employee's negligent, dishonest, fraudulent or criminal act or omission or any of the following:

17.1.1 FAILURE TO MAKE PAYMENT OR DELIVER SECURITIES. Failure of Broker or a customer of Broker to make any payment or deliver any securities when due. A check received by Pershing from a customer shall not constitute payment until it has been paid and the proceeds are actually received and finally credited to Pershing (without any subsequent chargeback) by its bank.

17.1.2 MARGIN CALLS. Failure of a customer to meet any initial margin call or any maintenance call, except that Pershing shall be responsible for the portion of any such loss or damage that Broker establishes was directly attributable to Pershing's failure to give notification to the Broker as required in paragraph
7.2 of this Agreement

17.1.3 BROKER'S FAILURE TO PERFORM. Failure of Broker to perform any duty, obligation, or responsibility with respect to customer accounts as set forth in this Agreement. Broker's indemnification obligation under this subparagraph shall not be affected by the participation of Pershing or any person controlling it or controlled by it within the meaning of the Securities Exchange Act of 1934, as amended, in any transaction giving rise to such an obligation, unless such participation constitutes recklessness, fraud, or criminal conduct.

17.1.4 IMPROPER CONDUCT BY AGENTS. Any negligent, dishonest, fraudulent, or criminal act or omission on the part of any of Broker's officers, directors, employees or agents.

17.1.5 FAILURE OF A CUSTOMER TO PERFORM OBLIGATIONS. Any failure by any of Broker's customers to perform any commitment or obligation with respect to a transaction carried by Pershing under this Agreement, whether or not such failure was under the control of Broker.

17.1.6 CUSTOMER CLAIMS AND DISPUTES. Any claim or dispute between Broker and a customer with respect to services provided under this Agreement, including but not limited to any claim or dispute concerning the validity of a customer order in the form the order was transmitted to Pershing by Broker and any claim arising in connection with Pershing's guarantee of any signature of any customer of Broker.

17.1.7 WARRANTIES. Any adverse claim with respect to any security delivered or cleared by Pershing, including a claim of a defect in title with respect to securities that are alleged to have been forged, counterfeited, raised or otherwise altered, or if they are alleged to have been lost or stolen. The parties agree that Pershing shall be deemed to be an intermediary between Broker and customer and shall be deemed to make no warranties other than as provided in
Section 8-306(3) of the Uniform Commercial Code.

17.1.8 DEFAULT OF THIRD PARTY BROKER. Any default by a third party broker with whom the Broker deals on a principal or agency basis in a transaction either not executed by Pershing or not cleared by Pershing even if permitted by Pershing as provided herein.

17.1.9 CHECK SIGNING. Any negligence, fraud, malfeasance, or error of any employee of Broker with respect to the use of the checksigning authority granted under paragraph 9.1.8 of this Agreement.

17.1.10 PRIOR SELF-CLEARING ARRANGEMENTS. Any guarantee, indemnification, or hold harmless agreement in connection with Broker's business or customers that Pershing may provide to the National Securities Clearing Corporation, the Depository Trust Company, or any other clearing, depository, or self-regulatory organization with respect to transactions self-cleared by Broker prior to transfer of such functions to Pershing.

17.1.11 BREACH OF WARRANTY BY BROKER. Any breach by Broker of any representation or warranty made by it under this Agreement.

17.1.12 DEPOSIT OF CHECKS TO CUSTOMER ACCOUNTS. Any failure to exercise due diligence in reviewing checks received from customers to insure that same are in proper form, or in the issuance of instructions to Pershing regarding the accounts into which checks are to be deposited.

17.1.13 ASSETS NOT HELD IN BROKERAGE ACCOUNT. Any claim asserted against Pershing alleging the inaccuracy of any information appearing on Broker's customer brokerage account statements with respect to assets not held in the brokerage account, regardless of whether such information was provided by Broker, customer or a third party.

17.2 DEFENSE OF THIRD PARTY CLAIMS. If, within 10 days after receiving written notice of any claim, demand, suit, proceeding, or action with respect to which Pershing may have any colorable claim to indemnification under this Agreement, Broker shall fail to institute the defense of Pershing in connection with such claim, demand, suit, proceeding, or action, or if thereafter Broker shall fail diligently to pursue such defense, Pershing shall have the right to defend such action or settle such action. The costs and expenses, including attorney's fees, associated with such a defense or settlement shall be borne by Broker. The exercise of the right to participate in or assume the responsibility for any such defense shall not limit in any way Pershing's rights to indemnification under this Paragraph.

18.0  FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

18.1 COMMISSIONS. Pershing shall charge each of Broker's customers the commission, markup and any other charge or expense that Broker instructs it to charge for each transaction. If instructions are not received with respect to a transaction in the time period required by Pershing to implement those instructions, Pershing shall charge the customer the commission, markup, or other charge or expense prescribed in the basic commission schedule delivered to Pershing by Broker. This basic schedule may be amended from time to time by Broker by written instructions delivered to Pershing. Pershing shall only be required to implement such amendments to the basic schedule to the extent such amendments are within the usual capabilities of Pershing's data processing and operations systems and only within such reasonable time limitations as Pershing may deem necessary to avoid disruption of its normal operating capabilities.

18.2 RESPONSIBILITY FOR PRICING. Broker shall establish the commissions, mark-ups and other charges or expenses to be charged to customers in accordance with all applicable laws, rules, and regulations of the SEC, NASD, NYSE, and other regulatory and self-regulatory agencies and organizations. Pershing shall exercise no control or influence over the establishment of such commissions, mark-ups or other charges or expenses. This provision shall not affect Pershing's right to charge Broker or Broker's customers reasonable fees for the services provided under this Agreement, including SEC transaction fees, fees for inactive accounts, and other appropriate fees. Broker may instruct Pershing to charge such fees to its customers but remains liable for the payment thereof. Broker shall notify its customers of fees charged to them.

18.3 SETTLEMENT. Commissions charged Broker's customers shall be collected by Pershing and credited to Broker, after deducting Pershing's compensation referred to in Subparagraph 18.4 below and any other amount owed to Pershing pursuant to this Agreement. Such commissions shall be remitted to Broker on a monthly basis, approximately ten days after the final settlement date of each month. More frequent remittances may be advanced to Broker if the parties so agree and if the estimated current activity in the accounts and prior experience justify such advances.

18.4 FEES FOR CLEARING SERVICES. As compensation for services provided pursuant to this Agreement, Pershing shall deduct from the commissions, mark-up, mark-down or fees charged Broker's customers the amounts set forth in the fully disclosed pricing schedule attached hereto as Schedule A. The compensation schedule may be changed by Pershing at any time on thirty days prior written notice to Broker or from time to time as may be agreed by both parties. Broker shall promptly notify Pershing of any change in the nature or mix of the business engaged in by Broker.

19.0  DEPOSIT ACCOUNT

19.1 ESTABLISHMENT OF DEPOSIT ACCOUNT. To further assure Broker's performance of its obligations under this Agreement, including but not limited to its indemnification obligations under Paragraph 17, Broker shall, on or before the execution of this Agreement, establish an account at Pershing to be designated as the Broker's Deposit Account (the "Deposit Account"). The Deposit Account shall at all times contain cash, securities, or a combination of both, having a market value of at least the amount set forth in Schedule A. The securities placed in the Deposit Account shall consist only of direct obligations issued by or guaranteed as to principal and interest by the United States Government. In the event of a substantial change in the nature and extent of Broker's business operations, Pershing may require immediately that an additional amount be deposited in the Deposit Account. If such a deposit is not made in the amount specified whether or not Broker agrees that the amount is justified under this subparagraph, Pershing shall have the right to terminate this Agreement forthwith.

19.2 PERSHING RIGHT TO OFFSET COMMISSIONS AND DEPOSIT ACCOUNT. If (i) Pershing shall have any claim against Broker or a customer of Broker which has not been resolved within five business days after Pershing presents such claim to Broker, or (ii) if Pershing shall suffer any loss or incur any expense for which it is entitled to be indemnified pursuant to this Agreement, and Broker shall fail to make such indemnification within five business days after being requested to do so, Pershing may deduct the amount of such claim, loss, or expense from the commissions to be credited to Broker on the next monthly or other periodic settlement date pursuant to Paragraph 18.3. If the amount of these commissions is less than the amount of such claim, loss, or expense, Pershing may withdraw from the Deposit Account cash or securities (or both) having a market value equal to the amount of such deficiency. Broker shall be obligated to make an immediate deposit in the Deposit Account of cash or securities sufficient to bring the Account back to a value of at least the amount required by Schedule A.

19.3 TERMINATION OF DEPOSIT ACCOUNT. Upon the termination of this Agreement, or as soon thereafter as practical, Pershing shall pay and deliver to Broker the funds and securities in the Deposit Account, less any amounts which it is entitled under the preceding paragraph; provided, however, that Pershing may retain in the Deposit Account such amount for such period as it deems appropriate for its protection from any claim or proceeding of any type, then pending or threatened, until the final determination of such claim or proceeding is made. If a threatened claim or proceeding is not resolved or if a legal action or proceeding is not instituted within a reasonable time after the termination of this Agreement, any amount retained with respect to such claim, proceeding, or action shall be paid or delivered to Broker.

20.0  COMMUNICATION WITH CUSTOMERS

20.1 NOTICE TO CUSTOMERS. Pershing shall, upon the opening of an account pursuant to paragraph 5 of this Agreement, mail to each customer a copy of the Notice to Customers required by NYSE Rule 382(c).

20.2 CUSTOMER INQUIRIES AND COMPLAINTS. Broker and Pershing each agree to forward to the other any written complaint received from a customer regarding a function the other has agreed to perform pursuant to this Agreement.

20.3. RESTRICTION ON ADVERTISING. Neither Pershing nor Broker shall utilize the name of the other in any way without the other's prior written consent nor shall either party employ the other's name in such a manner as to create the impression that the relationship between them is anything other than that of clearing broker and introducing broker. Broker shall not hold itself out as an agent of Pershing or as a subsidiary or company controlled directly or indirectly by or affiliated with Pershing.

21.0  TERMINATION OF AGREEMENT

         This Agreement shall continue until terminated as hereinafter provided:

21.1 TERMINATION UPON 90-DAY NOTICE. This Agreement may be terminated by either party without cause upon ninety days prior written notice delivered in person or by registered or certified mail. If either party terminates the Agreement pursuant to this subparagraph, Pershing shall have the right to impose reasonable limitations upon Broker's activities during the period between the giving of notice and the transfer of Broker's accounts.

21.2 CHANGE IN COMPENSATION SCHEDULE. If, pursuant to paragraph 18.4 of this Agreement, Pershing shall make any unilateral change in the compensation schedule described in that subparagraph, and that change causes the increase in Pershing's compensation to exceed 10 percent during any calendar year, Broker may, upon 15 days prior written notice to Pershing, terminate this Agreement on the effective date of such unilateral change.

21.3 DEFAULT. If either party defaults in the performance of its obligations under this Agreement, or otherwise violates the provisions of this Agreement, the nondefaulting party may terminate this Agreement by delivering written notice to the defaulting party (i) specifying the nature of the default and (ii) notifying the defaulting party that unless the default is cured within a period of ten days from receipt of the notice, this Agreement will be terminated without further proceedings by the nondefaulting party.

21.4 DISABILITY. This Agreement may be terminated by Pershing or Broker immediately in the event that the other party is enjoined, disabled, suspended, prohibited, or otherwise becomes unable to engage in the securities business or any part of it by operation of law or as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, or any regulatory or self-regulatory organization having jurisdiction over such party.

21.5 CONVERSION OF ACCOUNTS. In the event that this Agreement is terminated for any reason, Broker shall arrange for the conversion of Broker's and its customer accounts to another clearing broker or to Broker if it becomes self-clearing. Broker shall give Pershing notice (the "Conversion Notice") of (i) the name of the broker that will assume responsibility for clearing services for Customers and Broker, (ii) the date on which such broker will commence providing such services, (iii) Broker's undertaking, in form and substance satisfactory to Pershing, that Broker's agreement with such broker provides that such broker will accept on conversion all Broker and customers accounts then maintained by Pershing, and (iv) the name of an individual or individuals within new clearing broker's organization whom Pershing may contact to coordinate the conversion. The Conversion Notice shall accompany Broker's notice of termination given pursuant to this paragraph. If Broker fails to give Conversion Notice to Pershing, Pershing may give to Broker's customers such notice as Pershing deems appropriate of the termination of this Agreement and may make such arrangements as Pershing deems appropriate for transfer or delivery of customer and Broker accounts. The expense of providing such notice and making such arrangements shall be charged to Broker.

21.6 SURVIVAL. Termination of this Agreement in any manner shall not release Broker or Pershing from any liability or responsibility to the other with respect to transactions effected prior to the effective date of such termination, whether or not claims relating to such transactions shall have been made before or after such termination.

21.7 TERMINATION FEE. If Broker terminates this Agreement pursuant to subparagraph 21.1 or 21.2 above, or Pershing terminates this Agreement pursuant to subparagraph 21.3 or 21.4 above within the period specified in Schedule A, Broker shall pay to Pershing a termination fee as stated in Schedule A.

22.0  CONFIDENTIAL NATURE OF DOCUMENTS AND OTHER INFORMATION

         Neither Pershing nor Broker shall disclose the terms of this Agreement or information obtained as a result thereof to any outside party except to regulatory or self-regulatory organizations with appropriate jurisdiction, pursuant to judicial process or to authorized employees of the other on a need-to-know basis. Any other publication or disclosure of the terms of this Agreement may be made only with the prior written consent of the other party. Broker and Pershing shall each maintain the confidentiality of documents and information received from the other party pursuant to this Agreement. Pershing and Broker each agree that any information regarding the identity of the other's customers shall be kept confidential and not used by the other except as required in connection with obligations under this agreement.

         Broker acknowledges that the services Pershing provides hereunder involve Broker access to proprietary technology, trading and other systems, and that techniques, algorithms and processes contained in such systems constitute trade secrets and shall be safeguarded by Broker, and the Broker shall exercise reasonable care to protect Pershing's interest in such trade secrets. Broker agrees to make the proprietary nature of such systems known to those of its consultants, staff, agents or clients who may reasonably be expected to come into contact with such systems. Broker agrees that any breach of this confidentiality provision may result in its being liable for damages as provided by law.

23.0  ACTION AGAINST CUSTOMERS BY PERSHING.

         Pershing may, in its sole discretion and at its own expense, upon written notice to Broker institute and prosecute in its name any action or proceeding against any of Broker's customers in relation to any controversy or claim arising out of Pershing's transactions with Broker or with Broker's customers. Nothing contained in this Agreement shall be deemed either (a) to require Pershing to institute or prosecute such an action or proceeding; or (b) to impair or prejudice its right to do so, should it so elect, nor shall the institution or prosecution of any such action or proceeding relieve Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Broker shall assign to Pershing its rights against its customers to the extent requested by Pershing and necessary to effectuate the provisions of this Paragraph.

24.0  NOTICES

         Any notice or request required or permitted to be given under this Agreement shall be sufficient if it is in writing and sent by hand or by certified mail, return receipt requested, to the parties at the following address:

         Broker:

         The Chapman Company
         401 East Pratt Street, 28h Floor
         Baltimore, MD 21202
         Attn:  Nathan A. Chapman, President

         Pershing:

         Pershing Division
         Donaldson, Lufkin & Jenrette Securities Corporation
         One Pershing Plaza
         Jersey City, N.J. 07399
         Attn:  Alton C. Jones, Managing Director
         cc:  Legal and Compliance Department

25.0  ARBITRATION

25.1 ARBITRATION REQUIREMENT. Any dispute between Broker and Pershing that cannot be settled shall be taken to arbitration as set forth in paragraph 25.3 below.

25.2  ARBITRATION DISCLOSURE.

       -      ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

       - THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

       - PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

       - THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

       - THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

25.3  ARBITRATION AGREEMENT.

              ANY CONTROVERSY BETWEEN US ARISING OUT OF YOUR BUSINESS OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NEW YORK STOCK

              EXCHANGE, INC., OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION AND SHALL BE CONDUCTED AS A BROKER TO BROKER OR MEMBER VS MEMBER DISPUTE. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL.

              NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION AND WHO IS A MEMBER OF A PUTATIVE CLASS AND WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

26.0  GENERAL PROVISIONS

26.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Broker and Pershing. No assignment of this Agreement by Broker shall be effective unless Pershing's written consent shall be first obtained.

26.2 SEVERABILITY. If any provision or condition of this Agreement shall be held to be invalid or unenforceable, the validity or enforceability of the remaining provisions and conditions shall not be affected thereby.

26.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement.

26.4 ENTIRE AGREEMENT/AMENDMENTS. This Agreement represents the entire agreement between the parties with respect to the subject matter contained herein. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties.

26.5 CAPTIONS. Captions herein are for convenience only and are not of substantive effect.

26.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

26.7 CITATIONS. Any reference to the rules or regulations of the SEC, the NYSE or any other regulatory or self-regulatory organization are current citations. Any changes in the citations (whether or not there are any changes in the text of such rules or regulations) shall be automatically incorporated herein.

26.8 CONSTRUCTION OF AGREEMENT. Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between Pershing and Broker or between Broker and other brokers for whom Pershing may perform the same or similar service.

26.9 THIRD PARTIES. This Agreement is between the parties hereto and is not intended to confer any benefits on third parties, including, but not limited to, customers of Broker.

26.10 NON-EXCLUSIVITY OF REMEDIES. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by a party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy, or privilege. No single, partial, or other exercise of any such right, power, remedy, or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy, or privilege.

26.11 SEC RELEASE 34-31511 PROVISION. Pursuant to the interpretation of Introducing Accounts on a Fully Disclosed Basis contained in SEC Release 34-41511, it is hereby agreed between Broker and Pershing that, insofar as the "financial responsibility rules" of the SEC and Securities Investor Protection Act only are applicable, the accounts Broker introduces to Pershing on a fully disclosed basis shall be considered to be accounts of Pershing and not Broker's accounts. Nothing in this paragraph will otherwise change or affect the provisions of this Agreement which provide that the customer account remains Broker's customer account for all other purposes, including but not limited to, supervision, suitability and indemnification.

         IN WITNESS WHEREOF the parties have hereto affixed their hands and seals by their duly authorized officers on the day and date first above written.

         This Agreement contains a pre-dispute arbitration clause in paragraph 25 on pages 19 and 20. Broker acknowledges receiving a copy of this Agreement.

                  BROKER:
                  THE CHAPMAN COMPANY


                  /s/ NATHAN A. CHAPMAN
                  By: Nathan A. Chapman

                  Title:  President


                  PERSHING DIVISION
                  DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


                  /s/ ALTON C. JONES
                  By:  Alton C. Jones

                  Title:  Managing Director